 Exhibit 99.2

Hyperspring, LLC and its Affiliates

Unaudited Combined Financial Statements

Nine Months Ended September 30, 2014 and 2013

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$19,503	$346,024
Accounts receivable	1,515,103	673,155
Other current assets	21,621	22,495

TOTAL CURRENT ASSETS	1,556,227	1,041,674

PROPERTY AND EQUIPMENT
Vehicles	219,583	219,583
Machinery and equipment	79,480	74,480
Furniture and fixtures	10,411	10,411
	309,474	304,474
Less: accumulated depreciation	(210,861)	(176,551)

PROPERTY AND EQUIPMENT, NET	98,613	127,923

TOTAL ASSETS	$1,654,840	$1,169,597

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Line of credit	$299,170	$225,816
Current portion of notes payable	114,583	103,322
Accounts payable	10,057	16,570
Accrued payroll	489,734	329,427
Accrued interest	-	3,241
TOTAL CURRENT LIABILITIES	913,544	678,376

NON-CURRENT PORTION OF NOTES PAYABLE	191,919	279,321

TOTAL LIABILITIES	1,105,463	957,697

TOTAL MEMBERS' EQUITY	549,377	211,900

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,654,840	$1,169,597
The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Service revenue	$13,187,901	$15,640,804
Less: discounts	(81,128)	(113,003)

NET REVENUE	13,106,773	15,527,801

COST OF REVENUE	11,874,701	14,141,430

GROSS PROFIT	1,232,072	1,386,371

OPERATING EXPENSES
Selling, general and administrative	572,590	604,298
Depreciation	34,310	29,832
TOTAL OPERATING EXPENSES	606,900	634,130

OPERATING INCOME	625,172	752,241

INTEREST EXPENSE	49,695	50,633

NET INCOME	$575,477	$701,608
The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(Unaudited)

Members'
Equity
Balance, December 31, 2013	$211,900

Members' Distributions	(238,000)
Net Income	575,477
Balance, September 30, 2014	$549,377

The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$575,477	$701,608
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation expense	34,310	29,832
Gain on disposal of property and equipment	-	(2,071)
(Increase) decrease in:
Accounts receivable	(841,948)	(490,513)
Other current assets	874	(10,284)
Increase (decrease) in:
Accounts payable	(6,513)	3,958
Accrued payroll	160,307	(312,929)
Accrued interest	(3,241)	(3,241)

NET CASH USED IN OPERATING ACTIVITIES	(80,734)	(83,640)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,000)	(14,873)

NET CASH USED IN INVESTING ACTIVITIES	(5,000)	(14,873)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the line of credit	73,354	309,936
Principal payments on notes payable	(76,141)	(106,221)
Member distributions	(238,000)	(676,294)

NET CASH USED IN FINANCING ACTIVITIES	(240,787)	(472,579)

NET DECREASE IN CASH	(326,521)	(571,092)

CASH, BEGINNING OF YEAR	346,024	781,779

CASH, END OF YEAR	$19,503	$210,687

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$49,695	$50,633
The accompanying notes are an integral part of these combined financial statements.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Hyperspring, LLC and its Affiliates (the "Company" or "Hyperspring") is made up of the following affiliated entities:
Hyperspring, LLC
Hyperspring, LLC is headquartered in Huntsville, AL and provides a diverse suite of solutions to the energy industry, including training, staffing, and operations support, including: Procedure Development, Work Management, Tagging/Labeling, Outage Execution, Planning/Scheduling, Corrective Action, Self-Assessments, and Equipment Reliability. In addition to these services, Hyperspring also provides turnkey training programs for:  Generic Fundamentals Exams (GFES), Maintenance, Accreditation Training Visit (ATV) Preparation and Senior Reactor Operator (SRO) Certification.
Hyperspring, LLC is equally owned by three affiliated members as of September 30, 2014 and 2013.
Spartan Energy Group, LLC ("Spartan")
Spartan was headquartered in Dora, Alabama and was established to provide technical and industrial services such as operations support, staff augmentation, and asset management. Three of Spartan's members were also members of Hyperspring, LLC and Hyperspring Technical Services LLC, with 75% equal ownership as of December 31, 2013. On March 29, 2014, this entity was merged into Hyperspring, LLC.
Hyperspring Technical Services LLC ("HTS")
HTS was headquartered in Huntsville, AL and was established to provide similar services as Hyperspring, LLC but to privately-owned customers. The ownership structure of this entity was the same as Hyperspring, LLC as of December 31, 2012. During 2013, this entity was merged into Hyperspring, LLC.
Principles of combination
The accompanying combined financial statements include the accounts of the above named entities. All material intercompany balances and transactions have been eliminated in combination as of September 30, 2014 and December 31, 2013.
Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  On an ongoing basis, the Company evaluates the estimates used, including but not limited to those related to revenue recognition.  Actual results could differ from these estimates.
Accounts Receivable
Accounts receivable represent amounts due from clients for services rendered. The Company carries its accounts receivable at cost less an allowance for doubtful accounts, if applicable. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions. The Company does not accrue interest on past due trade receivables. A receivable is considered past due if the Company has not received payment within sixty days of the stated due date. The Company pursues delinquent accounts, and exhausts all means of collection prior to writing off a receivable as uncollectible. The Company believes all accounts receivable as of September 30, 2014 and December 31, 2013 are fully collectible. Accordingly, no reserve for bad debts exists as of September 30, 2014 and December 31, 2013.
Included in accounts receivable are unbilled receivables, which represent revenue earned on time and material contracts and fixed price contracts at September 30, 2014 and 2013 which were not invoiced until the following period. Unbilled receivables of $130,207 and $20,218 are included in accounts receivable on the balance sheets as of September 30, 2014 and December 31, 2013, respectively.
Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and short-term borrowings approximate fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.
Property and Equipment
Property and equipment is carried at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of operations.
Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets, generally five years.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company recognizes revenue primarily through support services under written service contracts with customers. The service contracts generally fall into two specific categories: time and materials and fixed-price.
The revenue under time and materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. The Company routinely evaluates whether revenue and profitability should be recognized in the current period. The Company estimates the proportional performance on fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project. This method is used because reasonably dependable estimates of costs and revenue earned can be made, based on historical experience and milestones identified in any particular contract. If the Company does not have a sufficient basis to measure progress toward completion, revenue is recognized upon completion of performance, subject to other project management assessments as to the status of work performed.
Cost of Revenue
Cost of revenue is composed primarily of project personnel costs, including direct salaries, per diem, payroll taxes, employee benefits, contractor costs and travel expenses for personnel dedicated to customer projects. These costs represent the most significant expense incurred in providing services.
Advertising Costs
Advertising and promotional costs are expensed when incurred. Advertising and promotional expenses for the nine months ended September 30, 2014 and 2013 were $175 and $6,619, respectively.
Income Taxes
The Company is not a taxpaying entity for federal and state income tax purposes. Accordingly, the Company's taxable income and deductions are reported by the members on their individual income tax returns. Therefore, no provision for Federal or State income tax has been made by the Company for the nine months ended September 30, 2014 and 2013.

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS
In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today's guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. This guidance will be effective for the Company in the first quarter of its fiscal year ending December 31, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently in the process of evaluating the impact of its pending adoption of this ASU on the Company's combined financial statements and has not yet determined the method by which it will adopt the standard in 2017.

NOTE 3 – CONCENTRATIONS
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains cash in accounts with a reputable federally insured financial institution. At times, the balances in these accounts may be in excess of federally insured limits. As of September 30, 2014, there was no uninsured balances of the Combined Affiliates.  As of December 31, 2013, the Company had $112,000 in excess of federally insured limits at one financial institution.
Approximately ninety-one percent (91%) of the Company's net revenue for the nine months ended September 30, 2014 are derived from three customers, and approximately seventy-three percent (73%) of the Company's accounts receivable are derived from three customers as of September 30, 2014. Approximately eighty-five percent (85%) of the Company's net revenue for the nine months ended September 30, 2013 are derived from two customers, and approximately seventy-four percent (74%) of accounts receivable is made up of three customers as of December 31, 2013.

NOTE 4 – LINE OF CREDIT
At December 31, 2013 and September 30, 2014, Hyperspring, LLC had a $1,000,000 working capital line of credit with a local financial institution. Interest was payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 2.50%. The effective rate at December 31, 2013 and September 30, 2014 was 5.750%. The line was secured by all accounts and was guaranteed by the members of Hyperspring, LLC. At September 30, 2014 and December 31, 2013 the outstanding balances on the line of credit were $299,170 and $225,816, respectively.
On December 7, 2014, the working capital line of credit matured while the bank was renegotiating new terms with GSE Systems, Inc. and Hyperspring, LLC subsequent to the acquisition of Hyperspring (See Note 7). On January 22, 2015, a promissory note was executed between Hyperspring, LLC and Iberia Bank to extend the $1.0 million line of credit until June 30, 2015. Under the new terms, interest is payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 1.00%. The effective rate at the date of the promissory note was 4.25%. The line is secured by all accounts and guaranteed by GSE Systems, Inc.
For the year ended December 31, 2013, Spartan had a $200,000 working capital line of credit with Iberia Bank. Interest was payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 2.50%. The effective rate was 5.750% at December 31, 2013. The line was secured by assignment of contracts and was guaranteed by all members. At December 31, 2013, the outstanding balances on the line of credit were $4,006. In conjunction with Spartan merging into Hyperspring, LLC, Spartan's line of credit was not renewed and expired on July 7, 2014 (See Note 7).
The Company draws on its line of credit as needed to provide for payroll funding. The line is replenished through collection of receivables obtained in the following weeks. Due to the short-term nature of the line of credit activity, payments and proceeds from the line of credit have been netted in the combined statements of cash flows.

NOTE 5 – NOTES PAYABLE

Notes payable consist of the following at September 30, 2014:

Note Payable - former member; original amount of $500,000 established September 1, 2012; 3% interest; matures February 1, 2017.	$268,519
Less: current portion	(111,111)
Non-current portion of note payable	$157,408

Notes payable consist of the following at December 31, 2013:

Note Payable - former member; original amount of $500,000 established September 1, 2012; 3% interest; matures February 1, 2017.	$306,502
Less: current portion	(114,583)
Non-current portion of note payable	$191,919

As of September 30, 2014, the scheduled maturities of long-term debt are as follows:

Three months ending December 31, 2014	$27,181
Year ending December 31, 2015	118,603
Year ending December 31, 2016	136,145
Year ending December 31, 2017	24,573
Total	$306,502

In November 2014, the notes payable due to a former member was paid off by the Company.

NOTE 6 – LEASES

As of September 30, 2014 and December 31, 2013, the Company was obligated under operating leases for office facilities and equipment. Minimum future rental payments under the non-cancelable operating leases having remaining terms in excess of one year as of September 30, 2014, for each of the next three years and in the aggregate are as follows:

Three months ending December 31, 2014	$5,160
Year ending December 31, 2015	20,070
Year ending December 31, 2016	12,240
Total future minimum lease payments	$37,470

Total rent expense was $25,991 and $48,629 for the nine months ended September 30, 2014 and 2013, respectively.

NOTE 7 – SUBSEQUENT EVENT

On November 14, 2014, GSE Systems, Inc., through its operating subsidiary, GSE Power Systems, Inc. ("GSE Power") completed the acquisition of Hyperspring, LLC and its affiliates. The purchase price for Hyperspring is comprised of an initial payment of $3.0 million in cash which was paid on closing and subject to working capital adjustments, and up to an additional $8.4 million which will be paid to the former members of Hyperspring if Hyperspring attains certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the three-year period ending November 2017. Hyperspring will operate as a wholly-owned subsidiary of GSE Power and will be run by its president, Paul Abbott.

In November 2014, the notes payable due to a former member was paid off by the Company.

On December 7, 2014, the working capital line of credit matured while the bank was renegotiating new terms with GSE Systems, Inc. and Hyperspring, LLC subsequent to the acquisition of Hyperspring.  On January 22, 2015, a promissory note was executed between Hyperspring, LLC and Iberia Bank to extend the $1.0 million line of credit until June 30, 2015.  Interest is payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 1.00%. The effective rate at the date of the promissory note was 4.25%. The line is secured by all accounts and guaranteed by GSE Systems, Inc.

Management has evaluated subsequent events through January 29, 2015, the date which the financial statements were available to be issued.